Exhibit 99.1

Time Warner Cable Announces Special Cash Dividend and Reverse Stock Split

NEW YORK, February 26, 2009 -- Time Warner Cable Inc. (NYSE: TWC) today announced that its Board of Directors declared a special cash dividend of $10.27 per share of its common stock, which, subject to certain conditions, will be payable on March 12, 2009, to holders of record as of the close of business on March 11, 2009. The special dividend was declared in connection with the company’s separation from Time Warner Inc.

The special dividend and the separation are being undertaken pursuant to a separation agreement entered into on May 20, 2008, by and among Time Warner Cable, Time Warner and certain of their subsidiaries. Time Warner is expected to issue a separate release later today announcing the record date and other details of its distribution of Time Warner Cable shares.

In connection with the special dividend payment, Time Warner Cable also announced today that its Board of Directors has approved a one-for-three reverse stock split of the Time Warner Cable common stock, which it expects to implement after the close of business on March 12, 2009.

Special Cash Dividend

The special dividend will be paid in cash to holders of Time Warner Cable’s Class A common stock and Class B common stock. The record date for the special dividend is the close of business on March 11, 2009, and, if the conditions to the payment of the special dividend are met in accordance with the timing currently contemplated, the dividend payment will be made on March 12, 2009. The special dividend is expected to aggregate approximately $10.9 billion.

Information about the tax treatment of the Time Warner Cable cash dividend will be available in FAQs on the Time Warner Cable website: www.timewarnercable.com/investors.

“Regular way” trading in Time Warner Cable Class A common stock will be “ex-dividend” on the New York Stock Exchange beginning on March 9, 2009. As a result, persons who purchase Time Warner Cable Class A common stock on the NYSE on or after March 9, 2009 will not be entitled to receive the special dividend payment.

Recapitalization and Reverse Stock Split

On March 12, 2009, following the special dividend payment, Time Warner Cable will reclassify each outstanding share of its Class A common stock and Class B common stock into one share of Time Warner Cable common stock and then effect a 1-for-3 reverse stock split.

As a result of the reverse stock split, every three shares of issued and outstanding Time Warner Cable common stock will automatically be combined into one issued and outstanding share of common stock without any change in the par value of such shares. The number of authorized shares of the company’s common stock will also be proportionately reduced.

No fractional shares will be issued in connection with Time Warner Cable’s reverse stock split. Instead, any Time Warner Cable stockholder who would otherwise hold a fractional share of the company’s common stock as a result of the reverse stock split will receive a cash payment in lieu of any such fractional share. This cash payment will be equal to the fractional share interest to which the stockholder would otherwise be entitled multiplied by the volume weighted average price of the Time Warner Cable common stock (on a post-reverse stock split basis) on March 12, 2009, as reported on the New York Stock Exchange Composite Tape.

A letter of transmittal relating to the reverse stock split will be mailed to holders of physical certificates representing Time Warner Cable common stock once the reverse stock split is effective. All Time Warner Cable stockholders will ultimately receive their replacement shares of Time Warner Cable common stock in book-entry form along with a cash payment for any fractional share. Cash received in lieu of fractional shares will be taxable for U.S. Federal income tax purposes.

Time Warner Cable common stock will start trading on a reverse stock split-adjusted basis on or about market open on March 13, 2009, under a new CUSIP number, 88732J 207.

Time Warner Cable’s Separation from Time Warner

Time Warner Inc. will complete the separation through a pro rata dividend distribution of Time Warner Cable common stock held by Time Warner to Time Warner stockholders. Following receipt of its portion of the special cash dividend on March 12, 2009, Time Warner will deliver its Time Warner Cable common stock to an agent for distribution to Time Warner stockholders. Time Warner Inc. will not own any shares of Time Warner Cable common stock following the record date of its pro rata distribution of Time Warner Cable common stock. Time Warner is expected to issue a separate release later today announcing the record date and other details of its distribution of Time Warner Cable shares.

Time Warner Cable common stock will begin trading on a “when-issued” basis (reflecting the shares of common stock that will be distributed by Time Warner in its distribution) on the New York Stock Exchange beginning on March 10, 2009. The “when-issued” trading will reflect the recapitalization and the reverse stock split.

Additional Information

Stockholders of record will receive information by mail regarding the status of their holdings following the transactions. Stockholders who hold their shares in “street name” will be contacted by their banks or brokers with any instructions.

Time Warner Cable common stock will continue to be traded on the NYSE under the symbol “TWC.”

A summary of key dates is appended to this release.

About Time Warner Cable

Time Warner Cable is the second-largest cable operator in the U.S., with technologically advanced, well-clustered systems located mainly in five geographic areas -- New York State (including New York City), the Carolinas, Ohio, southern California (including Los Angeles) and Texas. As of December 31, 2008, Time Warner Cable served over 14 million customers who subscribed to one or more of its video, high-speed data and voice services, representing more than 34 million revenue generating units. For additional information about Time Warner Cable, visit www.timewarnercable.com.

Caution Concerning Forward-Looking Statements

This document includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements about the plans, objectives, expectations and intentions of Time Warner Cable, including the benefits of the separation of Time Warner Cable from Time Warner, and other statements that are not historical facts. These statements are based on the current expectations and beliefs of Time Warner Cable’s management and are subject to uncertainty and changes in circumstances. Time Warner Cable cautions readers that any forward-looking information is not a guarantee of future performance and that actual results may vary materially from those expressed or implied by the statements herein, due to the conditions to the consummation of the transactions relating to the separation of Time Warner Cable from Time Warner, changes in economic, business, competitive, technological, strategic or other regulatory factors, as well as factors affecting the operation of the company’s business. More detailed information about certain of these and other factors may be found in filings by Time Warner Cable with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K in the sections entitled “Caution Concerning Forward-Looking Statements” and “Risk Factors.” Various factors could cause actual results to differ from those set forth in the forward-looking statements including, without limitation, the risk that the anticipated benefits from the transactions may not be fully realized or may take longer to realize than expected. Time Warner Cable is under no obligation to, and expressly disclaims any obligation to, update or alter the forward-looking statements contained in this document, whether as a result of new information, future events or otherwise.

Corporate Communications	Investor Relations

Alex Dudley (212) 364-8229	Tom Robey (212) 364-8218

Laraine Mancini (212) 364-8202

Set forth below is summary of the dates on which certain key events are expected to occur. The occurrence and timing of certain of these events are subject to the terms and conditions of the separation agreement.

Time Warner Cable Cash Dividend:

•	$10.27 per share cash dividend
•	Record Date: March 11, 2009
•	Payment Date: March 12, 2009
•	Ex-Dividend Trading: commences March 9, 2009

Time Warner Cable Recapitalization and Reverse Stock Split

•	March 12, 2009: Class A common stock and Class B common stock automatically reclassified into one class of Common Stock
•	March 12, 2009: 1-for-3 Reverse Stock Split of Common Stock
•	Post-Split CUSIP Number: 887 32J 207; Trading Symbol remains: TWC
•	Reverse Split “when-issued” trading commences: March 10, 2009

Time Warner Inc. Pro Rata Stock Dividend of Time Warner Cable Common Stock – To be announced by Time Warner in a separate press release later today.